Exhibit 23.2

Consent of Independent REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement (No.333-236235) on Form S-4 of Ritter Pharmaceuticals Inc. of our report dated April 3, 2020, relating to the financial statements of Qualigen, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), appearing in this Registration Statement on Form S-4.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ SQUAR MILNER LLP

San Diego, CA

April 6, 2020